CONSENT OF INDEPENDENT AUDITORS



         We hereby consent to the use of our report dated January 8, 1999 on the financial statements of the PIA Short-Term Government Fund, the Camborne Government Income Fund, the PIA Equity Fund, the Murphy New World Technology Convertibles Fund, the Murphy New World Technology Fund, the Murphy New World Biotechnology Fund, the OCM Gold Fund, the PIA Global Bond Fund and the PIA Total Return Bond Fund series of Monterey Mutual Fund referred to therein, which is incorporated by reference in the Statement of Additional Information, in Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A as filed with the Securities and Exchange Commission.

         We also consent to the  reference to our firm in the  Prospectus  under
the  caption   "Financial   Highlights"  and  in  the  Statement  of  Additional
Information under the caption "General Information".



                                                  McGLADREY & PULLEN, LLP


New York, New York
January 28, 1999